CUSIP No. 553358 10 2                                        Page 28 of 41 pages
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                                    EXHIBIT 2

                       TRANSFER AND REGISTRATION AGREEMENT


         This Transfer and Registration Agreement ("Agreement") is entered into as of April 30, 1997 between MPM Technologies, Inc., a Washington corporation (the "Company"), and United States Filter Corporation, a Delaware corporation ("USF"), with reference to the Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Shares") of the Company.

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in paragraph (a) of Section 3 hereof.

                  "Registrable Securities" shall mean the Series A Preferred Shares and the Company's Common Stock issued or issuable upon conversion of the Series A Preferred Shares; provided, however, that Common Stock shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5 and 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

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                  "Selling  Expenses"  shall  mean all  underwriting  discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 7).

                  "Holder" shall mean any person (including USF) holding Registrable Securities, including any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with this Agreement.

                  "Initiating Holders" shall mean any person or persons who in the aggregate are Holders of at least 150,000 shares of the Registrable Securities.

         2. Restrictions on Transferability. The Series A Preferred Shares and the Common Stock issuable upon conversion of the Series A Preferred Shares may be sold, assigned, transferred or pledged in accordance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee or pledgee of Series A Preferred Shares or any such Common Stock of a Holder to agree to take and hold such securities subject to the provisions of this Agreement.

         3. Restrictive Legends. (a) Each certificate representing Series A Preferred Shares, or Common Stock issuable upon conversion of the Series A Preferred Shares may be sold, assigned, transferred or pledged in accordance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assigned, transferee or pledgee of Series A Preferred Shares or any such Common Stock of a Holder to agree to take and hold such securities subject to the provisions of this Agreement.

         3. Restrictive Legends. (a) Each certificate representing Series A Preferred Shares, or Common Stock issued upon conversion of Series A Preferred Shares, or any other securities issued in respect of the Series A Preferred Shares or Common Stock issued upon conversion of the Series A Preferred Shares upon any stock split, stock dividend, recapitalization, merger or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped with the following legend:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

         (b) Each certificate representing Series A Preferred Share shall be stamped with the following legend:


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                THE SECURITIES REPRESENTED BY THIS  CERTIFICATE  ARE SUBJECT  TO
THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN THE SHAREHOLDER AND THE CORPORATION WHICH INCLUDES A RIGHT OF FIRST REFUSAL ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

         Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Series A Preferred Shares (or Common Stock issued upon conversion thereof) in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and any notations or instructions with respect to the Series A Preferred Shares (or Common Stock issued upon conversion thereof) represented by such certificate will be promptly removed, and the Company will promptly issue a certificate without such legend to the holder of such Series A Preferred Shares (or Common Stock issued upon conversion thereof)
(a) if such Series A Preferred Shares (or Common Stock issued upon conversion thereof) are registered under the Securities Act in connection with a sale of such securities and a prospectus meeting the requirements of Section 10 of the Securities Act is available, or (b) if the holder thereof satisfies the requirements of Rule 144(k) and, where reasonably determined necessary by the Company, provides the Company with an opinion of counsel for the holder of the Series A Preferred Shares (or Common Stock issued upon conversion thereof), reasonably satisfactory to the Company, to the effect that (i) the holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of the Series A Preferred Shares (or Common Stock issued upon conversion thereof) may be made without registration.

         4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registrations statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who is, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action e taken with respect thereto, whereupon the holder of such Registered Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of its notice to the Company. The Company will not require such a legal opinion or "no action" letter in any transaction which complies with Rule 144. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3(a) above, except that such certificate shall not bear such


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restrictive  legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

         5.       Demand Registration.

                  (a) Demand. In case the Company shall receive from any Holder a written request that the Company effect any registration with respect to at least 150,000 Series A Preferred Shares and/or shares of Common Stock issued or issuable upon conversion of Series A Preferred Shares, the Company will:

                           (i)    promptly  give  written notice of the proposed
registration to all other Holders; and

                           (ii)   file   a   registration   statement  with  the
Commission within 120 days after USF's request and use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of such Registrable Securities as are specified in such request, together with all Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company;

         Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

                           (A)  In  any  particular  jurisdiction in  which  the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (B)  After  the  Company   has   effected  on    such
registration pursuant to this Section 5(a), such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold (provided, however, that if the managing underwriter, in accordance with the provisions of Section 5(b), has reduced by more than 50,000 shares the number of shares of Registrable Securities included in such registration, the Holders thereof shall retain the right to request one registration of such shares in accordance with the provisions of this Section 5, and provided further that nothing contained herein shall restrict or limit the rights of the Holders under Section 6); or

                           (C)  During the period starting with the date 60 days
prior to the filing of, and ending on a date three months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities).


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                  (b)  Underwriting.  The right of any  Holder  to  registration pursuant to this Section 5 shall be conditioned upon such Holder's participation in any underwriting arrangements required by USF pursuant to this Section 5.

         If USF proposes to distribute its Registrable Securities by means of an underwritten public offering, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form satisfactory to USF with the managing underwriter selected for such underwriting by USF (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 5, if the managing underwriter advises USF in writing that marketing factors require a limitation of the number of shares to be underwritten, then USF shall so advise all holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and USF. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 5(b).

         6.       Company Registration.

                  (a) Notice of Registration. If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Securities Act Rule 145 transaction, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and (subject to this
Section 6) in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by Holder within 30 days after its receipt of such written notice from the Company; provided, however, that in no event shall the Holders have the right, unless the Corporation otherwise agrees, to include in such registration Registrable Securities amounting to more than 25% of the total number (or total value, according to the respective offering prices) of all securities to be included in such registration.



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                  (b)  Underwriting.  If the  registration  of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i). In such event the right of any Holder to registration pursuant to this Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders propose to distribute all or a portion of their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 6, if the managing underwriter determines that
marketing   factors  require  a  limitation  of  the  number  of  shares  to  be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other holders at the time of filing the registration statement. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         7. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 5 or 6 shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceedings begun pursuant to Section 5, the request of which has been subsequently withdrawn by USF, in which event the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of Registrable Securities to have been registered. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities pro rata on the basis of the number of shares so registered.

         8.       Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers, directors, partners, employees and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or


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registration statement,  prospectus, offering circular or other document, or any
amendment   or   supplement   thereto,   incident  to  any  such   registration,
qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, person controlling such Holder for any legal and any other expenses reasonably incurred in connection with investigating preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

                  (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the


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Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         9.       Obligations of the  Company.   Whenever  required  under  this
Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used.

         10. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or


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Holders, the Registrable  Securities held by them and the distribution  proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         11.      Standoff  Agreement.  Each Holder  agrees in  connection  with any registration of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase or, or otherwise dispose of any Registrable Securities (other than those included in the registration), except in a private sale or transfer, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

         12. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         13. Company Right of First Refusal. USF will have the right and option at any time to transfer all or any portion of the Series A Preferred Shares to any other person, subject to applicable securities laws. However, in the event that USF receives a proposal acceptable to USF to purchase, or otherwise proposes to sell or transfer, Series A Preferred Shares representing in the aggregate more than 4% of the voting power of the Company (other than a transfer to a subsidiary or affiliate of USF), USF shall give written notice of such proposal promptly to the Company setting forth the number and class of shares, the fact that the proposal is a bona fide one and that USF proposes to sell such shares pursuant thereto, the name and address of the real party in interest (if actually known to USF) offering to purchase such shares or accepting USF's proposal to sell, and the prices per share and terms of payment specified in the offer or proposal. Shares so proposed to be sold are referred to herein as the "Offered Shares."

         For a period of 15 days following such notice to the Company, the Company shall have the option to purchase all (but not less than all) of such shares at the prices and on the terms stated in the notice. In order to exercise such option, the Company must given notice to USF of that fact within such 15-day period. The Company shall then complete the purchase of said shares not later than 45 days after its notification to USF of its exercise of such option to purchase such shares. If the Company gives notice to USF of its election to purchase such shares then fails to complete such purchase within said 45-day period, then the Company shall pay to USF an amount equal to the amount, if any, by which the per-share purchase price of the shares under this Section 13 exceeds the closing market price of the Common Stock on the American Stock
Exchange (or, if the Common Stock is not then listed on the American Stock Exchange, on the principal national securities exchange on which the Common Stock is then listed; or, if the Common Stock is not then listed on any national securities exchange, then the last reported sale


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CUSIP No. 553358 10 2                                        Page 37 of 41 pages
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price in the  over-the-counter  market as reported by NASDAQ) as of the last day of said 45-day period. If the Company does not elect to purchase such shares or complete such purchase within the time periods specified herein, USF shall be free, for a period of 60 days following the expiration of the period of election (or the period of purchase, as the case may be) specified above, to consummate the proposed sale at not less than the prices per share and on terms not materially less favorable to USF than those set forth in USF's notice; and if such sale is not consummated within such time, the Offered Shares shall again be subject to all of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


UNITED STATES FILTER CORPORATION

By: /s/ Keith A. Sharlog
        ------------------------


MPM TECHNOLOGIES, INC.

By:/s/ Charles A. Romberg
       -------------------------


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